UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Revolving Term Promissory Note

On June 11, 2020, Heron Lake BioEnergy, LLC (the “Company”) finalized an Amended and Restated Revolving Term Promissory Note (the “Revolving Note”) to the Credit Agreement dated March 29, 2018 (the “Credit Agreement”) between the Company and Compeer Financial, FLCA (the “Lender”). The Revolving Note amends, restates, replaces and supersedes the Amended and Restated Revolving Term Promissory Note dated as of January 7, 2020, between the Company and the Lender. Under the terms of the Revolving Note, the Company may borrow, repay, and reborrow up to the aggregate principal commitment amount of $13,000,000.00.  Final payment of amounts borrowed under amended revolving term loan is due December 1, 2022.  Interest on the Revolving Note accrues at a variable weekly rate equal to 3.35% above the higher of 0.00% or the rate reported at 11:00 a.m. London time for the offering of one-month U.S. dollars deposits, by Bloomberg Information Services on the first U.S. Banking Day (as defined in the Revolving Note) in each week.  Interest on amounts borrowed is payable monthly in arrears.  The Company also agreed to pay an unused commitment fee on the unused available portion of the Revolving Note commitment at the rate of 0.500% per annum, payable monthly in arrears. Additionally, the Company agreed to pay a $5,000.00 loan origination fee in connection with the Revolving Note. The Company’s obligations under the Revolving Note are secured as provided in the Credit Agreement.

Amendment to Credit Agreement

On June 11, 2020, the Company finalized an Amendment (the “Amendment”) to the Credit Agreement between the Company and the Lender. The Amendment removes the exception to the restriction on the Company making loans or advances with respect to Agrinatural Gas, LLC. Additionally, the Amendment amends the Working Capital financial covenant, such that for the period beginning April 30, 2020 through December 31, 2020, the Company must maintain at least $8,000,000.00 in Working Capital, measured monthly on an unconsolidated basis. Beginning January 1, 2021, the Company must maintain at least $10,000,000.00 in Working Capital. The Amendment excludes capital leases in determining current liabilities.

Single Advance Term Promissory Note pursuant to Credit Agreement

On June 19, 2020, the Company finalized a single advance term promissory note (the “Note”) under the Credit Agreement with the Lender. On the terms and conditions set forth in the Credit Agreement and in the Note, the Lender agrees to make a single advance loan to the Company in an amount not to exceed $3,000,000.00. The purpose of the funds advanced pursuant to the Note is to finance the construction of a new grain bin and to provide a principal reduction on the Company’s Amended and Restated Revolving Term Promissory Note.

The Company will repay the unpaid principal balance of the Note in 10 consecutive, semi-annual installments, beginning on December 20, 2020. Final payment of the amount borrowed under the Note is due June 20, 2025.  Interest on the Note accrues at a fixed rate equal to 3.80%. Interest on amounts borrowed is payable semi-annually in arrears. In the event of a default on the Note, interest would accrue at a variable weekly rate equal to 3.35% above the higher of 0.00% or the rate reported at 11:00 a.m. London time for the offering of one-month U.S. dollars deposits, by Bloomberg Information Services on the first U.S. Banking Day (as defined in the Note) in each week, or at a fixed rate of 3.80% per annum.  Additionally, the Company agreed to pay a $3,000.00 loan origination fee in connection with the Note. The Company’s obligations under the Note are secured as provided in the Credit Agreement.

The foregoing summaries of the Revolving Note, the Amendment, and the Note do not purport to be complete and are subject to and qualified in their entirety by reference to the loan documents, which will be attached as exhibits to the Company’s next Quarterly Report on Form 10-Q for the period ending July 31, 2020 (and which were attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2018).

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: June 25, 2020	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer